UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF l934

Ares Management, L.P.

(Exact name of registrant as specified in its charter)

Delaware	80-0962035
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2000 Avenue of the Stars, 12th Floor
Los Angeles, California	90067
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
7.00% Series A Preferred Units Representing Limited Partner Interests	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following  box.   ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☐

Securities Act registration statement file number to which this form relates: 333-211239.

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

Descriptions of the 7.00% Series A Preferred Units (the “Preferred Units”) representing limited partner interests of Ares Management, L.P. (the “Registrant”) are contained in a prospectus dated May 9, 2106, constituting part of the Registrant’s Registration Statement on Form S-3 (File No. 333-211239) relating to the Preferred Units (the “Prospectus”), and a supplement to the Prospectus dated June 1, 2016 and filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Prospectus Supplement”).  Each of the descriptions of the Preferred Units contained in the Prospectus under the headings “Conflicts of Interest and Fiduciary Responsibilities,” “Description of Units” and “Material Provisions of Ares Management, L.P. Limited Partnership Agreement,” and the description of the Preferred Units in the Prospectus Supplement under the heading “Description of the Series A Preferred Units,” is incorporated by reference herein.

Item 2. Exhibits.

Number	Exhibit Description

3.1

Second Amended and Restated Agreement of Limited Partnership of Ares Management, L.P. dated June 8, 2016 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on June 8, 2016).

3.2

Certificate of Limited Partnership of Ares Management, L.P. (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K (File No. 001-36429) filed with the SEC on February 29, 2016).

4.1	Form of 7.00% Series A Preferred Unit Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on June 8, 2016).

99.1

Second Amended and Restated Limited Liability Company Agreement of Ares Management GP LLC dated June 8, 2016 (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed on June 8, 2016).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: June 8, 2016	Ares Management, L.P.

	By:	Ares Management GP LLC, its general partner

	By:	/s/ Michael D. Weiner
		Name:	Michael D. Weiner
		Title:	Executive Vice President, Chief Legal Officer and Secretary